                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                            The Metzler Group, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                     LOGO

                         520 LAKE COOK ROAD, SUITE 500
                           DEERFIELD, ILLINOIS 60015

                                                                    May 6, 1998

Dear Stockholder:

  It is my pleasure to invite you to the 1998 Annual Meeting of Stockholders of The Metzler Group, Inc.
The meeting will be held at 9:00 a.m. local time on Wednesday, May 20, 1998, at The Mid-America Club,
200 E. Randolph Drive, Chicago, Illinois.

  The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describes the items of business which will be discussed during the meeting. It is important that you vote your shares whether or not you plan to attend the meeting. To be sure your vote is counted, we urge you to carefully review the Proxy Statement and to vote your choices. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE. If you attend the meeting and wish to vote in person, the ballot that you submit at the meeting will supersede your proxy.

  I look forward to seeing you at the meeting. On behalf of the management and directors of The Metzler Group, Inc., I want to thank you for your continued support and confidence.

                                          Sincerely,

                                          LOGO
                                          ROBERT P. MAHER
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                                     LOGO

                         520 LAKE COOK ROAD, SUITE 500
                           DEERFIELD, ILLINOIS 60015

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 20, 1998

To the stockholders of The Metzler Group, Inc.:

  The Annual Meeting of Stockholders of The Metzler Group, Inc., a Delaware corporation (the "Company"), will be held at The Mid-America Club, 200 E. Randolph Drive, Chicago, Illinois, on Wednesday, May 20, 1998, at 9:00 a.m. local time for the following purposes, as more fully described in the accompanying Proxy Statement:

    1. To elect two directors to the Board of Directors of the Company, each to serve a term of three years;

    2. To consider and vote upon a proposed amendment to the Company's Long-Term Incentive Plan to increase the number of shares of the Company's common stock, par value $.001 per share ("Common Stock"), reserved for issuance pursuant to the Plan to 25% of the number of outstanding shares of Common Stock, such percentage to remain constant in connection with the issuance of shares of Common Stock; and

    3. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

  Stockholders of record of Common Stock at the close of business on March 31, 1998, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting, as more fully described in the Proxy Statement. For ten days prior to the meeting, a list of stockholders entitled to vote at the meeting with the address of and number of shares held by each will be kept on file at the offices of the Company at 520 Lake Cook Road, Deerfield, Illinois and at the offices of the Company's transfer agent, Harris Trust and Savings Bank, located at 311 W. Monroe Street, Chicago, Illinois, and will be subject to inspection by any stockholder at any time during usual business hours. The list will also be available for inspection by any stockholder during the meeting.

  Stockholders who cannot attend are urged to sign, date and otherwise complete the enclosed proxy card and return it promptly in the envelope provided. Any stockholder giving a proxy has the right to revoke it at any time before it is voted.

  The annual report of the Company for the fiscal year ended December 31, 1997 is being mailed to all stockholders of record and accompanies this Proxy Statement.

                                          For the Board of Directors,

                                          LOGO
                                          CHARLES A. DEMIRJIAN
                                          Secretary

Deerfield, Illinois
May 6, 1998

                               ----------------

                            YOUR VOTE IS IMPORTANT.
         PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY,
             WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                     LOGO

                         520 LAKE COOK ROAD, SUITE 500
                           DEERFIELD, ILLINOIS 60015

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The following information is provided in connection with the solicitation of proxies for the 1998 Annual Meeting of Stockholders of The Metzler Group, Inc., a Delaware corporation (the "Company"), to be held on May 20, 1998, and adjournments thereof (the "Annual Meeting"), for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement.

                               VOTING OF SHARES

  This Proxy Statement and the accompanying proxy card are being mailed to stockholders, beginning on or about May 6, 1998, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board") for the Annual Meeting.

  Each share of the Company's common stock, par value $0.001 per share ( "Common Stock"), represented at the Annual Meeting is entitled to one vote on each matter properly brought before the Annual Meeting. Please specify your choices by marking the appropriate boxes on the enclosed proxy card and signing it. Directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Any other matters that may be submitted at the meeting shall be determined by a majority of the votes cast. Shares represented by proxies that are marked "withhold authority" with respect to the election of one or more nominees for election as directors and proxies which are marked to deny discretionary authority on other matters will not be counted in determining whether a majority vote was obtained in such matters. If no directions are given and the signed card is returned, the persons named in the proxy card will vote the shares in favor of the election of all listed nominees, and at their discretion on any other matter that may properly come before the meeting. If a broker or other nominee holding shares for a beneficial owner does not vote on a proposal (broker non-votes), the shares will not be counted in determining the number of votes cast. Stockholders voting by proxy may revoke that proxy at any time before it is voted at the meeting by delivering to the Company a proxy bearing a later date or by attending in person and casting a ballot.

    YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED AND SIGNED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE
                              MEETING IN PERSON.

  Proxies are solicited to give all stockholders of record on March 31, 1998 (the "Record Date") an opportunity to vote on matters to be presented at the Annual Meeting. Shares can be voted at the meeting only if the stockholder is present or represented by proxy. As of the Record Date, 22,141,932 shares of Common Stock were issued and outstanding, each of which has one vote for the matters referred to in this Proxy Statement. All shares and stock prices contained in this Proxy Statement have been adjusted to reflect the Company's three-for-two stock split effected on April 1, 1998.

                              BOARD OF DIRECTORS

GENERAL

  The business affairs of the Company are managed under the direction of the Board. Members of the Board are kept informed through various reports and documents sent to them on a regular basis, through operating and financial reports routinely presented at Board and committee meetings by the Chief Executive Officer and other officers, and through other means.

  The Board held five meetings in 1997 and each meeting was attended by all members.

  Biographical information on the director nominees and the directors serving unexpired terms is set forth herein under the caption "Item No. 1--Election of Directors."

COMMITTEES

  In November 1997, the Board created a Special Committee with authority to authorize certain pricing matters in connection with the Company's follow-on public offering. Robert P. Maher, who is the Chairman of the Board, President and Chief Executive of the Company, was the sole member of this committee, which was abolished after one meeting. In January 1997, the Board formed the standing Audit Committee and the Compensation Committee to assist the Board in carrying out its duties.

  The AUDIT COMMITTEE has three members, two of whom are independent, non-employee directors. Members of this committee are Peter B. Pond, Mitchell H. Saranow and Mr. Maher. The Audit Committee considers the adequacy of the internal controls of the Company and the objectivity and integrity of financial reporting and meets with the independent certified public accountants and appropriate Company financial personnel about these matters. This Committee met two times during 1997.

  The COMPENSATION COMMITTEE has three members, two of whom are independent, non-employee directors. Members of the committee are Messrs. Pond, Saranow and Maher. This committee monitors and makes recommendations to the Board with respect to compensation programs for directors and officers, administers compensation plans for executive officers, and provides oversight with respect to employee benefit plans. Its Report on Executive Compensation is set forth herein under the caption "Compensation Committee Report on Executive Compensation." This committee met three times during 1997.

DIRECTOR COMPENSATION

  Pursuant to the terms of the formula program of the Company's Long-Term Incentive Plan (the "Incentive Plan"), each director of the Company who is not otherwise employed by the Company automatically will be granted an option to purchase 3,000 shares of Common Stock for each year of the term to be served upon his initial election or re-election to the Board. The options will have an exercise price equal to the fair market value of the Common Stock on the date of grant and will be exercisable in equal installments over the term to be served beginning on the first anniversary of the date of grant. In addition, Messrs. Pond and Saranow were each granted an option to purchase 22,500 shares of Common Stock, which options vest 50% on March 13, 1999, 25% on March 13, 2000 and 25% on March 13, 2001 and are exercisable at $13.33 per share. Directors who are not executive officers of the Company are also paid a fee of $1,000 for each Board meeting attended in person and all directors are reimbursed for travel expenses incurred in connection with attending board and committee meetings. Directors are not entitled to additional fees for serving on committees of the Board.

                       ITEM NO. 1--ELECTION OF DIRECTORS

  The Board, pursuant to the Company's Amended and Restated Certificate of Incorporation, has determined that the number of directors of the Company shall currently be set at five. The three employee directors on the Board are currently Mr. Maher, Mr. Gerald R. Lanz, and Mr. James T. Ruprecht. The Board is divided into three classes with staggered terms so that the term of one class expires at each annual meeting of stockholders. Directors are elected by a plurality of the votes cast. The seats held by Mr. Lanz and Mr. Ruprecht are up for election at the Annual Meeting.

  The following nominees have been selected and approved by the Board for submission to the stockholders: James T. Ruprecht and Barry S. Cain, the Company's Chief Administrative Officer, each to serve a three-year term expiring at the 2001 Annual Meeting. Except as otherwise specified in the proxy, proxies will be voted for election of these nominees.

  If a nominee becomes unable or unwilling to serve, proxies will be voted for election of such person as shall be designated by the Board; however, management knows of no reason why any nominee should be unable or unwilling to serve.

  A brief listing of the principal occupation, other major affiliations and age of each nominee and each director serving an unexpired term follows.

       NOMINEES FOR ELECTION AT THIS MEETING TO TERMS EXPIRING IN 2001:

  JAMES T. RUPRECHT, 38, has served as a director of the Company since inception, as President of Metzler & Associates, Inc., a subsidiary of the Company, since July 1997, and as a Senior Vice President of Metzler & Associates, Inc. from January 1994 to July 1997. From April 1987 to January 1994, Mr. Ruprecht held various management positions with Metzler & Associates, Inc., working primarily in the areas of business process re-engineering, customer operations and supply chain management. Prior to his employment with the Company and its affiliates, Mr. Ruprecht held various positions with the Northern Illinois Gas Company, most recently as an Area Manager of Operations.

  BARRY S. CAIN, 55, has served as the Company's Vice President and Chief Administrative Officer since September 1997. Mr. Cain joined the Company from his position as a member of the law firm of Sachnoff & Weaver, Ltd., where he was co-chairman of the firm's Business Group and a member of its board of directors. Prior to joining the Company, Mr. Cain served as outside general counsel to the Company and Metzler & Associates, Inc. since their inception.

  THE BOARD RECOMMENDS A VOTE "FOR" THESE NOMINEES

                  DIRECTORS WHOSE TERMS CONTINUE UNTIL 1999:

  ROBERT P. MAHER, 48, has served as the Chief Executive Officer and President of the Company since inception and Chairman of the Board since June 1996. Mr. Maher has been a director of the Company since April 1991. From August 1990 to December 1995, Mr. Maher held various positions with the Company and its affiliates, most recently as a Senior Vice President of Metzler & Associates, Inc. working primarily in the information technology area. From 1988 to August 1990, he was a principal with the consulting practice of Ernst & Young LLP where he organized and directed information technology engagements for the regulated segment of the communications industry practice.

                  DIRECTORS WHOSE TERMS CONTINUE UNTIL 2000:

  PETER B. POND, 53, has served as a director of the Company since November 1996. Mr. Pond has served as the Midwest Head of Investment Banking for Donaldson, Lufkin & Jenrette Securities Corporation since June 1991. Mr. Pond is a director of Maximus, Inc., a provider of program management and consulting services to state, county and local government health and human services agencies.

  MITCHELL H. SARANOW, 52, has served as a director of the Company since November 1996. Mr. Saranow has served as Chairman of The Saranow Group L.L.C. and its affiliated companies since October 1984. He founded Fluid Management, L.P. in April 1987 and served as Chairman and Chief Executive Officer until January 1997. He presently also serves as Chairman of Elf Machinery, L.L.C., a company acquired by an affiliate of The Saranow Group in 1998.

             ITEM NO. 2--AMENDMENT OF THE COMPANY'S INCENTIVE PLAN

  The Board of the Company has adopted, subject to stockholder approval, the Second Amendment to the Incentive Plan. In the event that stockholder approval is received, the Incentive Plan would be amended as set forth in Annex A.

DISCUSSION OF PROPOSAL

  The main purpose for amending the Incentive Plan is to increase the number of shares available for grant thereunder.

  Under the Incentive Plan, Awards (as defined below) may be granted from time to time with respect to approximately 15% of shares of Common Stock from time to time issued and outstanding. Because of the Company's decision to make the Incentive Plan available to greater numbers of employees (and broader classes of employees), the need to issue options in connection with acquisitions and the Company's anticipated needs for flexibility in compensating its key employees in the future and otherwise as needed to sustain future growth in the Company's operations, in April 1998 the Board adopted, subject to stockholder approval, an amendment to increase the number of shares for which Awards may be granted under the Incentive Plan to 25% of the Common Stock from time to time issued and outstanding. Cash payments received by the Company under the Incentive Plan will be used for general corporate purposes. Options covering no more than 5,500,000 Shares may be granted pursuant to Incentive Options (as defined below). No more than 300,000 shares may be granted under the Incentive Plan in any one calendar year to any one employee.

  The Company's business depends entirely upon the efforts of its employees. The Board and management of the Company have determined that broad equity ownership, through stock options, is an appropriate mechanism to correlate the interests of employees and stockholders, to reward employees for performance, and, through periodic vesting over time, incentivize and reward employee retention.

  In addition, the Company considers acquisitions as a part of its consolidation strategy. Because the acquisitions may involve both the issuance of additional shares and options to acquire shares of Common Stock as consideration and an increase in the number of employees, the Board considered it appropriate to provide that the number of shares available for grant under the Incentive Plan would be automatically increased in proportion to additional share issuances.

  As of April 15, 1998, the market value of the approximately 2,214,000 additional shares proposed to be subject to grant under the Incentive Plan was approximately $70,577,000.

DESCRIPTION OF THE PLAN

 General

  The purpose of the Incentive Plan, which was originally adopted by the Board and approved by the stockholders in June 1996, is to assist the Company in attracting and retaining key employees, and also independent contractors, non-employee directors and consultants, and to give such persons a greater proprietary interest in, and closer identity with, the Company and its financial success. The Incentive Plan authorizes the Company to make grants ("Awards") of Incentive Stock Options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), Non-Qualified (or non-statutory) Stock Options (the Incentive and Non-Qualified Stock Options issued under the Incentive Plan are referred to collectively as "Options"), Restricted Stock, Stock Appreciation Rights ("SARs"), Performance Awards and Cash Awards.

  The Incentive Plan is administered by a committee of the Board consisting of two or more directors, which is currently the Compensation Committee of the Board (the "Committee"). The Committee has complete discretion to determine which employees and non-employees will be recipients of Awards under the Incentive Plan (the "Participants") and to establish the terms, conditions and limitations of each Award (subject to the terms of the Incentive Plan and the applicable provisions of the Code), including the type and amount of the Award, the number of shares of Common Stock to be subject to Options or Restricted Stock, or the amount of cash to be included in the Award, the exercise price of any Options and the date or dates upon which the Options become exercisable or upon which any restrictions applicable to any Common Stock included in the Award lapse. The Committee also has full power to construe and interpret the Plan and the Awards granted under the Plan, and to establish rules and regulations necessary or advisable for its administration.

  Awards under the Incentive Plan may be granted to employees, as well as to directors, consultants, advisers and independent contractors ("Key Non-Employees"), of the Company and its subsidiaries. The Committee will determine whether a particular employee or Key Non-Employee qualifies for an Award. Awards may be granted to a prospective employee, conditioned upon such person becoming an employee.

  The Board may amend the Plan in any respect, except that the following changes may not be made without stockholder approval: (i) the maximum number of shares available for Awards may not be increased except upon stock splits and dividends, combinations and similar events, (ii) the requirements as to eligibility may not be materially modified, (iii) the benefit to participants may not be materially increased, (iv) the period during which Incentive Options may be granted or exercised may not be extended, and (v) the class of employees eligible to receive Incentive Options may not be modified.

 Terms and Conditions of Awards under the Incentive Plan

  Awards under the Incentive Plan may consist of any combination of one or more Incentive or Non-Qualified Options, Restricted Stock, SARs, Performance Awards or Cash Awards, on a stand alone, combination or tandem basis. The Committee may specify that Awards other than Options will be paid in cash, shares of Common Stock, or a combination of cash and Common Stock.

  The Committee is permitted to cancel any unexpired, unpaid, unexercised or deferred Awards at any time if a Participant (a) provides services for a competitor, (b) discloses confidential Company information, or (c) fails to disclose and convey to the Company any invention or idea developed by the Participant during employment by the Company and relating to the business of the Company. Unless otherwise described below for Options, or as may be provided in the Award, all unexpired, unpaid, unexercised or deferred Awards will be canceled immediately if a Participant ceases his or her employment with the Company and its subsidiaries, except for (a) retirement under a Company retirement plan, (b) retirement in the best interest of the Company (as determined by the Company's chief executive or other designated senior officer), or (c) termination of the Participant's employment upon his or her death or disability. Upon retirement under a Company retirement plan or termination in the best interests of the Company, the Committee may permit Awards to continue, and may accelerate exercisability and vesting. Upon the death or disability of a Participant, his or her estate or beneficiaries (or the Participant in the case of disability) may exercise or receive benefits under the Award until the original expiration date as provided in the Award (or within one year in the case of Options) and the Committee may in its discretion accelerate the vesting or terminate the restrictions to which the Award is subject.

  Upon any change in the nature or number of outstanding shares of Common Stock due to stock split, stock dividend, reorganization or similar event, adjustments will be made to the numbers of shares and the applicable exercise and base prices under outstanding Awards to prevent dilution or enlargement of the Awards previously granted.

  Both Incentive and Non-Qualified Options may be granted pursuant to the Incentive Plan. Incentive Options must have an exercise price per share equal to at least the fair market value of a share at the time the Award is granted. As required by the Code, if an Incentive Option is granted to a Participant who owns more than ten percent of the voting power of the Company (a "Significant Stockholder"), then the exercise price per share will be not less than one hundred ten percent (110%) of fair market value on the date of grant. Fair market value equals the closing sales price of the Common Stock on the date of grant. The exercise price for Non-Qualified Options will be determined by the Committee in its sole discretion on the date of grant, and, except as may be determined to be appropriate by the Committee pursuant to Section 162(m) of the Code, may be less than fair market value. The maximum term of all Incentive Options granted under the Incentive Plan is ten years. (Incentive Options granted to a Significant Stockholder have a maximum term of five years.) The term of Non-Qualified Options may be set by the Committee in its discretion. No Options may be granted more than ten years from the date the Incentive Plan was adopted. Except as otherwise determined by the Committee, all Options are non-transferable and may be exercised during a Participant's lifetime only by the Participant.

  At the time an Option is awarded, the Committee will specify the date or dates upon which the Option, or portions of the Option, becomes exercisable. The permissible manner of payment for the purchase price upon exercise of the Option (such as cash, check, the transfer of previously owned, fully paid shares, or through a "cashless" exercise) will be set by the Committee in the particular Award agreement or by general rules.

  A Participant who ceases to be an employee or Key Non-Employee of the Company or its subsidiaries for any reason other than death, disability or termination "for cause" will be permitted to exercise any Option, to the extent it was exercisable on the date of such cessation, but only within three months of such cessation. A Participant who is terminated for "cause," as defined in the Incentive Plan, will immediately lose all rights to exercise any Options. If a Participant dies, his or her estate or personal representative may exercise the Option, to the extent it was exercisable on the date of death. If a Participant becomes permanently disabled, he or she may exercise an Option to the extent it was exercisable at the time of the onset of the disability or, if the Option vests periodically, to the extent it would have been exercisable as of the next vesting date. In the case of either death or disability, the Option must be exercised within twelve (12) months after the date of death or onset of disability, and prior to the original expiration date of the Option.

  The Committee may award shares of Common Stock (or grant an Award denominated in units of Common Stock) on a restricted basis. The terms of a Restricted Stock Award, including the consideration, if any, to be paid by the Participant to acquire the stock and the restrictions placed upon such shares and the time or times or event or events upon which such restrictions will lapse, will be determined by the Committee at the time the Award is made and will be described in the Award agreement. After the Restricted Stock is awarded, the Participant will be a stockholder with respect to such stock, and will have rights to vote and receive dividends with respect to such stock. Shares of Restricted Stock may not be transferred, assigned or pledged prior to the lapse of the applicable restrictions. The Committee, in its discretion, may accelerate the date on which the restrictions lapse.

  The Committee may award SARs either alone, in tandem or in combination with an Option or other Award. An SAR will permit the Participant to receive, upon exercise, cash or shares of Common Stock equal in value to the excess of the fair market value of a share of Common Stock as of the exercise date over the base price set by the Committee at the time the SAR is granted, multiplied by the number of shares of Common Stock then being exercised under the SAR. The base price will be at least the fair market value of a share of Common Stock on the date of grant, unless a lower base price is approved by the Board. SARs will become exercisable upon the date or dates, or the occurrence of the events, set by the Committee at the time of grant. An SAR may only be exercised by the Participant or, if applicable, by the Participant's personal representative.

  Under the provisions of the Incentive Plan, all members of the Board who are not employees of the Company will receive an Option to purchase 9,000 shares. The Option will be granted on the date such person is first elected to the Board. Each continuing non-employee member of the Board will receive an additional Award of an Option to purchase 9,000 shares upon reelection and qualification as a non-employee member of the Board. Each Option issued to a non-employee member of the Board will become exercisable in equal annual installments on the first through third anniversaries of the date of grant; provided, however, each such Option will become immediately exercisable if the non-employee director ceases to be a director because of death or disability.

  The Committee may award Performance Awards or Cash Awards under the Incentive Plan, subject to restrictions and conditions and other terms as determined by the Committee at the time of the Award. The Committee may use business criteria and other measures of performance it deems appropriate in establishing any conditions, and may exercise its discretion to increase or decrease the amounts payable under any Awards subject to performance conditions, except as otherwise may be limited in the case of a Performance Award intended to qualify under Section 162(m) of the Code. A Performance or Cash Award will be subject to cancellation or forfeiture upon the terms set forth above.

 Federal Income Tax Effects

  Under the Code, as presently in effect, the grant of an Option or SAR or the award of Restricted Stock under the Incentive Plan will not generate income for federal tax purposes to a Participant or a deduction to the Company.

  Upon exercise of a Non-Qualified Option or an SAR, the Participant will normally be deemed to have received ordinary income in an amount equal to the difference between the exercise price for the Option and the fair market value of the Common Stock on the exercise date or, in the case of an SAR, equal to the amount of payment received from the Company (less any exercise price, if applicable). The Company will be entitled to a tax deduction in the same amount as is recognized by the Participant at the same time, provided the Company includes and reports such amounts on a timely filed Form W-2 or Form 1099-MISC (or similar such IRS form filing). Upon a disposition of shares acquired upon exercise of a Non-Qualified Option, any amount received in excess of the market value of the shares at the time of exercise of the Option generally will be treated as long-term or short-term capital gain, depending on the holding period of the shares. The Company will not be entitled to any tax deduction upon such subsequent disposition.

  In the case of Incentive Options, the Participant recognizes no ordinary income on the date of grant or exercise. If the Participant holds the stock acquired through exercise of an Incentive Option for one year from the date of exercise and two years from the date of grant, the Participant will thereafter recognize capital gain or loss upon a subsequent sale of the stock, based on the difference between the Incentive Option's exercise price and the sale price. If the stock is sold before the requisite holding period, the Participant will recognize ordinary income based upon the difference between the exercise price and the lesser of the sales price or the fair market value upon the date of exercise. The Company generally will be allowed a business expense deduction only if, and to the extent, the Participant recognizes ordinary income.

  For Awards of Restricted Stock, the fair market value of the stock is not taxable to the Participant as ordinary income until the year the Participant's interest is freely transferable or no longer subject to a substantial risk of forfeiture. Section 83 of the Code, however, permits a Participant to elect to have the fair market value of the stock taxed as ordinary income in the year the Award if received. Dividends on Restricted Stock are treated as ordinary income at the time paid. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the Participant.

  Upon the grant of a Performance or Cash Award, the Participant will recognize ordinary income equal to the amount of the award, which amount will be includable in the Participant's taxable income in the year such cash award is paid. The Company will be entitled to a deduction in the same year equal to the amount of the Award.

VOTE REQUIRED; DIRECTORS' RECOMMENDATION

  The Second Amendment to the Incentive Plan became effective on May 1, 1998 by Board resolution, subject to its approval by the Company's stockholders. Accordingly, approval of the Second Amendment to the Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and present in person or by proxy at the annual meeting. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE SECOND AMENDMENT TO THE INCENTIVE PLAN. THE PROXIES SOLICITED BY AND ON BEHALF OF THE BOARD WILL BE VOTED FOR APPROVAL OF THE INCENTIVE PLAN, UNLESS A CONTRARY CHOICE IS SPECIFIED IN THE PROXY.

                     OTHER MATTERS TO COME BEFORE MEETING

  If any matter not described herein should properly come before the meeting, the persons named in the proxy card will vote the shares at their discretion. At the same time this Proxy Statement went to press, the Company knew of no other matters which might be presented for stockholder action at the Annual Meeting.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

RESPONSIBILITIES AND COMPOSITION OF THE COMMITTEE

  The Compensation Committee of the Company's Board (the "Committee") is responsible for (i) establishing compensation programs for executive officers of the Company designed to attract, motivate and retain key executives responsible for the Company's success; (ii) administering and maintaining such programs in a manner that will benefit the long-term interests of the Company and its stockholders; and (iii) determining the compensation of the Company's Chief Executive Officer. The Committee is composed of three directors. Two of these directors have never served as employees of the Company. The third member of the Committee is the Company's Chief Executive Officer.

  This report is intended to clearly describe the philosophy that underlies the cash and equity-based components of the Company's executive compensation program. It also describes the details of each element of the program, as well as the rationale for compensation paid to the Company's Chief Executive Officer and its executive officers in general.

COMPENSATION PHILOSOPHY AND OBJECTIVES

  The Committee believes that the Company's executive officer compensation should be determined according to a competitive framework and based on overall financial results, individual contributions and teamwork that help build value for the Company's stockholders. Within this overall philosophy, the Committee bases the compensation program on the following principles:

  . Compensation levels for executive officers are benchmarked to the outside market, utilizing information from proxy materials of companies included in the performance graph contained in the Proxy Statement. Compensation decisions are made by referring to information in this material regarding two groups of companies: companies with annual revenues of $25 million to $250 million, with which the Company is expected to compete for executive talent; and the companies included in the performance graph, with which the Company can expect to compete for investors.

  . The total compensation opportunity is targeted to the upper-range of these companies; incremental amounts may be earned above or below that level depending upon corporate and individual performance. The Committee considers it essential to the vitality of the Company that the total compensation opportunity for executive officers remains competitive with similar companies in order to attract and retain the talent needed to manage and build the Company's business.

  . Compensation is tied to performance. A significant part of the total compensation opportunity is at risk, to be earned only if specific goals are met.

  . Incentive compensation is designed to reinforce the achievement of both short- and long-term corporate objectives.

  . Executives' interest in the business should be directly linked to the interests and benefits received by the Company's stockholders.

PROCESS AND COMPENSATION COMPONENTS

  The process utilized by the Committee in determining chief executive officer compensation levels for all of these components is based upon the Committee's subjective judgment and takes into account both qualitative and quantitative factors. No weights are assigned to such factors with respect to any compensation component. The Chief Executive Officer makes the compensation decisions for the Company's other key executive officers. However, the Committee may make recommendations concerning such officers.

  In making compensation decisions, the Committee considers compensation practices and financial performance of companies in the Peer Group (as defined below). This information provides guidance to the Committee, but the Committee does not target total executive compensation or any component thereof to any particular point within, or outside, the range of Peer Group results. However, the Committee believes that compensation competitive with the Peer Group for base salaries and for total cash compensation and long-term incentive awards is generally appropriate for the Committee to use as a framework for compensation decisions. Specific compensation for individual officers will vary as the result of subjective factors considered by the Committee unrelated to compensation practices of the Peer Group. (See "Compensation Philosophy and Objectives" above.)

  The Peer Group is comprised of the following companies: American Management Systems, Cambridge Technology Partners, Ciber, Inc., Claremont Technology Group, Inc., Computer Horizons Corporation, Computer Management SCI, Gartner Group, Inc., Hagler-Bailley, Inc., Keane, Inc., Meta Group, Inc., Sapient Corporation, Technology Solutions Company, Whittman-Hart, Inc. The Committee selects various groupings of these companies as it deems appropriate for different compensation and financial performance comparisons. All of these companies are included in the performance peer group used for the stockholder return performance graph set forth below.

  The compensation program has three elements: annual base salary; annual bonuses, which are based on the Company attaining certain performance objectives; and awards under the Incentive Plan, which are based on both Company performance and individual performance. The Committee has approved these elements of compensation to ensure the Company's total compensation program is comparable to and competitive with that of other companies of similar size.

ANNUAL COMPENSATION

  Base Salary. Base salaries for executive officers are established at levels considered appropriate in light of the scope of the duties and responsibilities of each officer's position and taking into account Peer Group compensation practices. The base salary of each executive officer is adjusted in or around April of each year.

  Annual Bonuses. In July 1996, the Board approved a new compensation program for Named Executive Officers based on certain financial performance criteria, including revenue growth, profitability and percentage performance of target goals. Named Executive Officers have an annual bonus opportunity equal to between 0% to 125% of their respective base salaries. The bonus payable, if any, is contingent upon the attainment of objectives determined by the Committee. Other senior managers have similar bonus arrangements.

  Payment of any bonus will be in cash as soon as determinable after year end of the calendar year in which it was earned, but prior to March 15. The bonus is forfeited if employment is terminated before the last day of the calendar year in which it was earned.

  Incentive Plan. The Committee believes that the granting of stock options and other forms of equity compensation is an important method of rewarding and motivating management for aligning management's interests with those of the Company's stockholders on a long-term basis. In addition, the Committee recognizes that the Company conducts its business in an increasingly competitive industry and that, in order for the Company to remain highly competitive and at the same time pursue a high-growth strategy, it must employ the best and most talented executives and managers who possess demonstrated skills and experience. The Company believes that stock options and other forms of equity compensation have given and continue to give the Company a significant advantage in attracting and retaining such employees. The Committee believes the Incentive Plan is an important feature of the Company's executive compensation package. Under the Incentive Plan, options and other forms of equity compensation may be granted to executive officers who are expected to contribute materially to the Company's future success. In determining the size of stock option and other equity grants, the Committee focuses primarily on the Company's performance and the perceived role of each executive in accomplishing such performance objectives, as well as the satisfaction of individual performance objectives.

  The Committee intends to continue using stock options and other forms of equity compensation as the primary long-term incentive for the Company's executive officers. Because they generally provide rewards to executives only to the extent the Company's stock price increases after the options or other equity awards are granted the Committee feels that stock options and other equity awards granted under the Incentive Plan are an appropriate means to provide executives with incentives that closely align their interests with those of stockholders and thereby encourage them to promote the ongoing success of the Company.

POLICY ON DEDUCTIBILITY OF COMPENSATION

  The Committee has considered the provisions of Section 162(m) of the Code which, except in the case of "performance-based compensation" and certain other types of compensation, limits to $1,000,000 the amount of the Corporation's federal income tax deduction for compensation paid to any of the chief executive officer and the other four most highly paid executive offices. The Committee believes that the Company's current compensation arrangements, which are primarily based on performance measures expected to be reflected in increasing stockholder value over time, are appropriate and in the best interests of the Company and its stockholders, without regard to tax considerations. Thus, in the event of changes in the tax laws or their interpretation or other circumstances which might render some portion of the executive compensation paid by the Company non-deductible for federal tax purposes, the Committee would not anticipate making significant changes in the basic philosophy and practices reflected in the Company's Executive Compensation Program.

  The Committee believes the wisdom of the Company's compensation philosophy has been reflected in the Company's performance since its stock has been publicly traded.

CHIEF EXECUTIVE OFFICER COMPENSATION

  The Chief Executive Officer's salary, bonus and long-term awards follow the policies set forth above. For the 1997 fiscal year, Mr. Maher received $411,250 in base salary payments. Mr. Maher was not awarded a bonus. He also received $1,500 in matching payments and profit sharing under the Company's 401(k) Plan and was also granted an option to acquire 150,000 shares of Common Stock under the Incentive Plan.

  The Committee also approved the compensation of the Company's other executive officers for 1997, following the principles and procedures outlined in this report./1/

                                          COMPENSATION COMMITTEE

                                          Robert P. Maher
                                          Peter B. Pond
                                          Mitchell H. Saranow

--------
  /1/Pursuant to Item 402(a)(9) of Regulation S-K promulgated by the Securities and Exchange Commission (the "SEC"), neither the "Compensation Committee Report on Executive Compensation" nor the material under the caption "Stockholder Return Performance Graph" shall be deemed to be filed with the SEC for purposes of the Securities Exchange Act, as amended (the "Exchange Act"), nor shall such report or such material be deemed to be incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act").

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Maher has been a member of the Compensation Committee since January 1997. The Company did not have a Compensation Committee prior to January 1997. Prior to January 1997, the entire Board had responsibility for all decisions with respect to executive officer compensation.

                     STOCKHOLDER RETURN PERFORMANCE GRAPH

  Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against The Nasdaq Stock Market U.S. Index (the "Nasdaq Index") and the Peer Group. The graph assumes that $100 was invested on October 4, 1996 (the effective date of the Company's initial public offering) at the initial public offering price of $10.67 per share, in each of the Company's Common Stock, the Nasdaq Index and the Peer Group, and that all dividends were reinvested.

  Note: The stock price performance shown below is not necessarily indicative of future price performance.

                    COMPARISON OF CUMULATIVE TOTAL RETURNS
                 PERFORMANCE GRAPH FOR THE METZLER GROUP, INC.

                 Prepared by Media General Financial Services
        Produced on April 13, 1998 including data to December 31, 1997

                                     LOGO

                                                     NASDAQ   PEER   THE METZLER
MEASUREMENT PERIOD                                    INDEX   GROUP  GROUP, INC.
------------------                                   ------- ------- -----------
Measurement Point--10/4/96.......................... $100.00 $100.00   $100.00
FYE 12/31/96........................................ $104.71 $106.24   $158.75
FYE 12/31/97........................................ $128.45 $134.46   $200.63

--------
Note: (a) The Peer Group is weighted by market capitalization.

                              EXECUTIVE OFFICERS

  The Company's executive officers are as follows:

NAME                     AGE POSITION WITH THE COMPANY
----                     --- ------------------------------------------------------------------------
Robert P. Maher.........  48 Chairman of the Board, President, Chief Executive Officer and Director
James F. Hillman........  40 Chief Financial Officer and Treasurer
Barry S. Cain...........  55 Vice President and Chief Administrative Officer and nominee for director
Stephen J. Denari.......  45 Vice President--Corporate Development
Charles A. Demirjian....  33 Vice President, General Counsel and Secretary

  Robert P. Maher has served as a director of the Company since April 1991. He has served as Chief Executive Officer and President since January 1996 and as Chairman of the Board since June 1996. From August 1990 to December 1995, Mr. Maher held various positions with the Company and its affiliates, most recently as a Senior Vice President of Metzler & Associates, Inc. working primarily in the information technology area. From 1988 to August 1990, he was a principal with the consulting practice of Ernst & Young LLP where he organized and directed information technology engagements for the regulated segment of the communications industry practice.

  James F. Hillman has served as the Chief Financial Officer and Treasurer since June 1996. From April 1996 to June 1996, Mr. Hillman served as a Principal Associate of the Company. From July 1988 to March 1996, he was employed by Ameritech Corporation, most recently as the Chief Financial Officer of Ameritech Monitoring Services, Inc.

  Barry S. Cain has served as the Company's Vice President and Chief Administrative Officer since September 1997. Mr. Cain joined the Company from his position as a member of the law firm of Sachnoff & Weaver, Ltd., where he was co-chairman of the firm's Business Group and a member of its board of directors. Prior to joining the Company, Mr. Cain served as outside general counsel of the Company and Metzler & Associates, Inc. since their inception. Mr. Cain has been designated an executive officer effective May 1, 1998.

  Stephen J. Denari has served as the Company's Vice President--Corporate Development since July 1997. Prior to joining the Company, Mr. Denari served as a turn-around specialist for a variety of companies, including Harley Davidson, DBMS, Inc., American Capital Enterprises, and First National Entertainment. Mr. Denari has also assisted the Company since 1990 in various specialized projects for the Company's clients. Mr. Denari has been designated an executive officer effective May 1, 1998.

  Charles A. Demirjian has served as the Company's General Counsel, Vice President and Secretary since September 1997. Mr. Demirjian joined the Company from his position as a member of the law firm of Sachnoff & Weaver, Ltd. Mr. Demirjian has been designated an executive officer effective May 1, 1998.

                            MANAGEMENT COMPENSATION

GENERAL

  The following table sets forth compensation awarded or earned by the Company's President and Chief Executive Officer and the four other most highly paid executive officers who earned more than $100,000 during the year ended December 31, 1997 (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                ANNUAL COMPENSATION LONG-TERM         LONG-TERM
                         COMPENSATION               COMPENSATION
 NAME AND   --------------------------------------  ------------
 PRINCIPAL  FISCAL                  OTHER ANNUAL       OPTIONS        ALL OTHER
 POSITION    YEAR   SALARY  BONUS COMPENSATION (1) (NO. OF SHARES) COMPENSATION (2)
 ---------  ------  ------  ----- ---------------- --------------- ----------------
Robert P.
 Maher       1996  $281,000  --       $15,648              --          $859,961
 Chairman,   1997   411,250  --         1,500          150,000              --
 President
 and Chief
 Executive
 Officer
Gerald R.
 Lanz        1996   200,000  --        15,648              --           859,961
 Chief Op-   1997            --         1,500          150,000              --
 erating
 Officer            356,250
James F.
 Hillman     1996   118,750  --           --           115,500              --
 Chief Fi-   1997   206,250  --           625           37,500              --
 nancial
 Officer(3)

--------
(1) Represents matching payments and profit sharing under the Company's 401(k) Plan.

(2) Represents the proportionate share of the Company's net income for the period January 1, 1996 through October 3, 1996. Prior to January 1, 1996, the Company had operated as a C-corporation. Effective January 1, 1996, the stockholders of the Company elected to be taxed under Subchapter S of the Code. As an S-corporation, the Company's profits are distributed to stockholders and the Company is not subject to federal (and some state) income taxes. The S-corporation election terminated in connection with the consummation of the Company's initial public offering of Common Stock on October 4, 1996.
(3) Mr. Hillman began his employment with the Company on April 15, 1996.

EXECUTIVE OPTION GRANTS

  The following table contains information concerning the stock option grants made to each of the Named Executive Officers in 1997.

                         OPTIONS GRANTS IN FISCAL 1997

                                               INDIVIDUAL GRANTS
                         -------------------------------------------------------------
                         NUMBER OF
                         SECURITIES      PERCENT OF
                         UNDERLYING    TOTAL OPTIONS     EXERCISE              GRANT
                          OPTIONS   GRANTED TO EMPLOYEES   PRICE   EXPIRATION   DATE
NAME                      GRANTED      IN FISCAL 1997    PER SHARE    DATE    VALUE(1)
----                     ---------- -------------------- --------- ---------- --------
Robert P. Maher(2)......  150,000           9.15%         $13.33    5/20/07   $274,097
Gerald R. Lanz(3).......  150,000           9.15           13.33    5/20/07    274,097
James F. Hillman(4).....   37,500           2.29           19.33     1/7/07    104,916

--------
(1) The fair value of the option grant is estimated as of the date of grant using the Black-Scholes option pricing model. The following assumptions were used:

      Expected Volatility............................................. 45%
      Risk-free interest rate......................................... 5.7%
      Dividend yield.................................................. 0%
      Expected life................................................... 2.6 years
      Forfeiture rate................................................. 20%

(2) The options were granted on May 21, 1997 at the fair market value of Common Stock at that date and become exercisable 50% on May 21, 1999, 25% on May 21, 2000 and 25% on May 21, 2001.
(3) The options were granted on May 21, 1997 at the fair market value of Common Stock at that date and become exercisable on December 31, 1999, subject to the attainment of certain performance criteria.
(4) The options were granted on January 8, 1997 at the fair market value of Common Stock at that date and become exercisable 50% on January 8, 1999, 25% on January 8, 2000 and 25% on January 8, 2001.

OPTION EXERCISES AND HOLDINGS

  The following table sets forth information concerning the value of unexercised options held by the Named Executive Officers on December 31, 1997. No options were exercised by such persons in fiscal 1997. The values for in-the-money options (which represent the positive spread between the exercise price of any existing stock options and $26.75 per share, the closing price of the Common Stock as reported by the Nasdaq National Market on December 31,
1997) also are included.

                         FISCAL YEAR END OPTION VALUES

                                 NUMBER OF SHARES
                              UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                    OPTIONS AT          IN-THE-MONEY OPTIONS AT
                                FISCAL YEAR END (#)       FISCAL YEAR END ($)
                             ------------------------- -------------------------
NAME                         EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                         ----------- ------------- ----------- -------------
Robert P. Maher.............     --         150,000        --       $2,012,500
Gerald R. Lanz..............     --         150,000        --        2,012,500
James F. Hillman............     --         153,000        --        2,443,750

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Peter B. Pond, a director of the Company, is a principal of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"). DLJ from time to time provides and in the past has provided investment banking services to the Company. Most recently, DLJ served as the lead manager in the Company's secondary offering that was completed in March 1998. In connection with this offering DLJ received underwriting discounts and commissions equal to $4,900,000.

                    STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE
                        OFFICERS AND PRINCIPAL HOLDERS

  The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 31, 1998 by: (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock; (ii) each of the Company's directors and nominees;
(iii) each of the Named Executive Officers; and (iv) all directors and executive officers of the Company as a group. (Each person named below has an address in care of the Company's principal executive offices.) The Company believes that each person named below has sole voting and investment power with respect to all shares of Common Stock shown as beneficial owned by such holder, subject to community property laws where applicable.

                                                                    SHARES
                                                                 BENEFICIALLY
                                                                   OWNED(1)
                                                               -----------------
OFFICERS, DIRECTORS AND 5% STOCKHOLDERS                         NUMBER   PERCENT
---------------------------------------                        --------- -------
Gerald R. Lanz................................................   851,520   3.8%
James T. Ruprecht.............................................   851,520   3.8%
Robert P. Maher(2)............................................   726,266   3.2%
James F. Hillman..............................................        --     *
Peter B. Pond(3)..............................................     9,000     *
Mitchell H. Saranow(4)........................................    12,000     *
Barry S. Cain.................................................       530     *
All directors and executive officers as a group (7 persons)... 2,450,836  10.8%

--------
*less than 1%
(1) Applicable percentage of ownership as of March 31, 1998 is based upon 22,141,932 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.
(2) Excludes shares held by Mr. Maher's children, for which he disclaims beneficial ownership.
(3) Consists of shares of Common Stock subject to options which are or become exercisable within 60 days of the date of this Proxy Statement.
(4) Includes 9,000 shares of Common Stock subject to options which are or become exercisable within 60 days of the date of this Proxy Statement.

                COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act requires the Company's directors and executive officers, and any persons who own more than ten percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1997, all such
Section 16(a) filing requirements were complied with.

               STOCKHOLDER PROPOSALS FOR THE 1999 PROXY STATEMENT

  Any stockholder satisfying the SEC requirements and wishing to submit a proposal to be included in the Proxy Statement for the 1999 Annual Meeting of Stockholders should submit the proposal in writing to Secretary, The Metzler Group, Inc., 520 Lake Cook Road, Suite 500, Deerfield, Illinois, 60015 (after June 1, 1998 to 615 N. Wabash, Chicago, Illinois 60611). The Company must receive a proposal by December 20, 1998 in order to consider it for inclusion in the Proxy Statement for the 1999 Annual Meeting of Stockholders.

                               VOTING PROCEDURES

  Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting of Stockholders. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome.

                         INDEPENDENT PUBLIC ACCOUNTANTS

  KPMG Peat Marwick L.L.P., the Company's independent public accountants, has audited the Company's financial statements for the fiscal year ended December 31, 1997. The Company expects representatives of KPMG Peat Marwick L.L.P. to be present at the Meeting and to be available to respond to appropriate questions from stockholders. The KPMG Peat Marwick L.L.P. representatives will be given an opportunity to make a statement if they desire.

                               OTHER INFORMATION

  A copy of the Annual Report on Form 10-K as filed with the SEC for the year 1997 (excluding exhibits) will be furnished, without charge, by writing to Joey Fabere, Investor Relations, The Metzler Group, Inc., 520 Lake Cook Road, Suite 500, Deerfield, Illinois, 60015 (after June 1, 1998 to The Metzler Group, Inc., 615 N. Wabash, Chicago, Illinois 60611).

                            SOLICITATION OF PROXIES

  The proxies solicited by this Proxy Statement are being solicited by the Company. All expenses incident to such solicitation of proxies will be paid by the Company. Solicitation may be made personally, or by telephone, telegraph or mail, by one or more employees of the Company, without additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Common Stock held of record by such persons.

  The above Notice of Annual Meeting and Proxy Statement are sent by order of the Company's Board.

                                          CHARLES A. DEMIRJIAN
                                          Secretary

Deerfield, Illinois
May 6, 1998

                                                                     APPENDIX A

                 TEXT OF AMENDMENT NO. 2 TO THE INCENTIVE PLAN

                              SECOND AMENDMENT TO
               THE METZLER GROUP, INC. LONG-TERM INCENTIVE PLAN

  The Metzler Group, Inc. Long-Term Incentive Plan, as amended, shall be amended, effective May 1, 1998, as follows:

  Article III ("Shares Subject to the Plan") shall be amended by deleting such
Article in its entirety and replacing it with the following:

  III. SHARES SUBJECT TO THE PLAN

    The aggregate number of Shares as to which Awards may be granted from time to time shall be 25% of the issued and outstanding shares of capital stock of the Company from time to time outstanding; provided that no change in the issued and outstanding capital stock shall cause the number of Shares as to which Awards may be granted to decrease; provided, further, that no more than 5,500,000 Shares (as adjusted for stock splits, stock dividends and other similar events) shall be available for the grant of Incentive Options hereunder.

    In accordance with Code Section 162(m), if applicable, the aggregate number of Shares as to which Awards may be granted in any one calendar year to any one Key Employee shall not exceed three hundred thousand (300,000) Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article XVIII hereof).

    From time to time, the Committee and appropriate officers of the Company shall take whatever actions are necessary to file required documents with governmental authorities and stock exchanges so as to make Shares available for issuance pursuant to the Plan. Shares subject to Awards that are exercised, are forfeited, terminated, expire unexercised, canceled by agreement of the Company and the Participant, settled in cash in lieu of Common Stock or in such manner that all or some of the Shares covered by such Awards are not issued to a Participant, or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards. Awards payable in cash shall not reduce the number of Shares available for Awards under the Plan.

    Except as otherwise set forth herein, the aggregate number of Shares as to which Awards may be granted shall be subject to change only by means of an amendment of the Plan duly adopted by the Company and approved by the stockholders of the Company within one year before or after the date of the adoption of the amendment.

                            THE METZLER GROUP, INC.
 PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [_]


[                                                                             ]
                                 James T. Ruprecht
1. ELECTION OF DIRECTORS          For     Withheld
   James T. Ruprecht              [_]       [_]
   Barry S. Cain
                                   Barry S. Cain
                                  For     Withheld
                                  [_]       [_]

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          THIS AREA RESERVED FOR ADDRESSING

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2. APPROVAL OF                For  Against  Abstain
   SECOND AMENDMENT           [_]    [_]      [_]
   TO THE INCENTIVE PLAN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

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   Signature

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   Signature (if held jointly)

   Dated: _____________________________________________________________, 1998

   Please sign exactly as name appears hereon. For joint accounts, all tenants should sign. Executors, administrators, trustees, etc., should so indicate when signing.

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                       .     FOLD AND DETACH HERE     .
PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

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PROXY                                                                     PROXY
                            THE METZLER GROUP, INC.
           520 Lake Cook Road, Suite 500, Deerfield, Illinois 60015
          This Proxy is Solicited on Behalf of the Board of Directors

  The undersigned hereby appoints Robert P. Maher as the undersigned's proxy, with full power of substitution, to represent and to vote, as designated below, all of the undersigned's Common Stock in The Metzler Group, Inc. at the annual meeting of stockholders of The Metzler Group, Inc. to be held on Wednesday, May 20, 1998, and at any adjournment thereof, with the same authority as if the undersigned were personally present.

  This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholders. If no specific direction is made, this proxy will be voted FOR the election of the nominated Directors. The Directors favor a vote "FOR" the election of the nominated Directors.

  If no specific direction is made, this proxy will be voted FOR the approval of The Metzler Group, Inc.'s Second Amendment to the Incentive Plan. The Directors favor a vote "FOR" the approval of The Metzler Group, Inc.'s Second Amendment to the Incentive Plan.


               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE RETURN ENVELOPE.

                 (Continued and to be signed on reverse side.)

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